As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EDESA BIOTECH, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Spy Court Markham, Ontario, Canada	L3R 5H6
(Address of principal executive offices)	(Zip Code)

Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan

(Full title of the plan)

Peter Weiler

Chief Financial Officer

c/o Edesa Biotech, Inc.

100 Spy Court

Markham, Ontario, Canada L3R 5H6

(Name and address of agent for service)

(289) 800-9600

(Telephone number, including area code, of agent for service)

Copies to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☒	Accelerated filer	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Edesa Biotech, Inc., a British Columbia corporation (the “Registrant”), relating to 750,000 common shares, no par value per share (the “Common Shares”), issuable under the Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan (the “Plan”), which Common Shares are in addition to (i) the 164,736 Common Shares registered on the Registrant’s Form S-8 filed on January 28, 2020 (Registration No. 333-236121), (ii) the 213,858 Common Shares registered on the Registrant’s Form S-8 filed on April 23, 2021 (Registration No. 333-255485), (iii) the 197,143 Common Shares registered on the Registrant’s Form S-8 filed on May 24, 2023 (Registration No. 333-272176), (iv) the 67,000 Common Shares registered on the Registrant’s Form S-8 filed on May 31, 2024 (Registration No. 333-279887) and (v) the 1,725,000 Common Shares registered on the Registrant’s Form S-8 filed on May 28, 2025 (Registration No. 333-287618) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

All share amounts referenced above and otherwise in this Registration Statement give effect to a 1-for-7 reverse split of the Common Shares effected on October 11, 2023.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 12, 2025;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended December 31, 2025 (filed on February 13, 2026) and March 31, 2026 (filed on May 14, 2026);

•	our Current Reports on Form 8-K filed with the SEC on October 28, 2025, December 12, 2025, February 24, 2026, May 15, 2026 and May 29, 2026 (other than any portions thereof deemed furnished and not filed); and

•	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant’s file number with the Commission is No. 001-37619.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

5.1	Opinion of Fasken Martineau Dumoulin LLP					X
10.1	Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	10/25/2019
10.2	Amendment No. 1 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	4/23/2021
10.3	Amendment No. 2 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	5/24/2023
10.4	Amendment No. 3 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	5/30/2024
10.5	Amendment No. 4 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	5/28/2025
10.6	Amendment No. 5 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	5/29/2026
23.1	Consent of Fasken Martineau Dumoulin LLP (included in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on signature page)					X
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, on May 29, 2026.

EDESA BIOTECH, INC.

By:	/s/ Pardeep Nijhawan
Pardeep Nijhawan
Director, Chief Executive Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Pardeep Nijhawan and Peter J. Weiler, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pardeep Nijhawan	Director, Chief Executive Officer and Corporate Secretary	May 29, 2026
Pardeep Nijhawan	(Principal Executive Officer)

/s/ Peter J. Weiler	Chief Financial Officer	May 29, 2026
Peter J. Weiler	(Principal Financial and Accounting Officer)

/s/ Joan Chypyha	Director	May 29, 2026
Joan Chypyha

/s/ David Liu	Director	May 29, 2026
David Liu
/s/ Sean MacDonald	Director	May 29, 2026
Sean MacDonald

/s/ Patrick Marshall	Director	May 29, 2026
Patrick Marshall

/s/ Charles Olson	Director	May 29, 2026
Charles Olson

/s/ Carlo Sistilli	Chairman of the Board of Directors	May 29, 2026
Carlo Sistilli